Exhibit 10.2
FIRST AMENDMENT TO
AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
AND ESCROW INSTRUCTIONS
          THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this “First Amendment”) is made and entered into as of June 9, 2006 by and between GREIT — 525 AND 600 B STREET, LP, a Virginia limited partnership (“Seller”), and LEGACY PARTNERS REALTY FUND II, LLC, a Delaware limited liability company (“Buyer”).
RECITALS
          A. Seller and Buyer have entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of May 11, 2006 (the “Agreement”), with respect to that certain real property located at 600 B Street, in the City and County of San Diego, State of California, and more particularly described in the Agreement.
          B. The parties hereto desire to amend the Agreement as set forth below.
AGREEMENT
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:
          1. Defined Terms. Initially capitalized terms used in this First Amendment and not otherwise defined in this First Amendment shall have the meanings provided for such terms in the Agreement.
          2. Purchase Price. The Purchase Price set forth in Section 2 of the Agreement is hereby reduced to Ninety Five Million Five Hundred Thousand Dollars ($95,500,000).
          3. Deposit. The Additional Deposit set forth in Section 2.1.3 of the Agreement is hereby increased by the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), to equal One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00). Notwithstanding anything to the contrary in the Agreement and provided that this First Amendment has been executed and delivered by Seller and Buyer, Buyer hereby agrees to deposit the Additional Deposit with Escrow Holder on June 12, 2006.
          4. Approval Notices. Buyer and Seller acknowledge that Buyer, has sent its First Approval Notice and Second Approval Notice, and that the Deposit is now nonrefundable, except as expressly provided in the Agreement.
          5. Contracts. The list of Contracts attached as Exhibit F to the Agreement is hereby replaced with and superseded by the list of Contracts attached to this First Amendment. Buyer will assume all Contracts disclosed on the list of Contracts attached to this First
[FINAL EXECUTION COPY]

Amendment. Seller represents and warrants that the Contract with Ace Parking is currently a month to month service contract and is terminable upon 30 days written notice. With respect to the contract with Otis Elevator, Seller will notify Otis in writing and Otis will agree that Buyer’s assumption of this contract at Closing is conditioned upon the agreement of Buyer to pay Otis under the contract on a monthly basis rather than annually.
          6. Tenant Improvement Obligation Credit. Pursuant to the terms of Section 7.7.1(f) of the Agreement, Seller will give Buyer a credit at Closing for the following tenant improvement obligations, but only to the extent such obligations have not been paid prior to Closing: (a) $780,525 for the City of San Diego; (b) $837,830 for the City of San Diego; (c) $4,680 for Henry Emecoff; (d) $72,920 for Embassy CES; (e) $54,366 for Akonix; (f) $5,000 for Senator Barbara Boxer; and (g) $42,780 for Endeman, Lincoln. The foregoing list will be subject to adjustment based upon information received prior to Closing, including through tenant estoppels, and verification of amounts paid prior to Closing, all subject to and in accordance with the terms of Section 7.7.l(f).
          7. Miscellaneous. It is acknowledged that there was a typographical error in the Seller’s signature block to the Agreement which has been corrected in the signature block below. Except to the extent expressly modified by this First Amendment, the Agreement remains in full force and effect. To the extent of any inconsistency between this First Amendment and the Agreement, the terms and conditions of this First Amendment shall control. This First Amendment may be executed in multiple counterparts, all of which, taken together, shall constitute one document. This First Amendment shall be deemed effective against a party upon receipt by the other party (or its counsel) of a counterpart executed by facsimile.
[SIGNATURES ON NEXT PAGE]
[FINAL EXECUTION COPY]

     IN WITNESS WHEREOF, Seller and Buyer have executed this First Amendment as of the date referenced above.
SELLER:

GREIT — 525 AND 600 B STREET, LP,
a Virginia limited partnership

By:	GREIT — 525 and 600 B Street GP, LLC,
a Virginia limited liability company
Its:	General Partner

By:	G REIT, L.P.,
a Virginia limited partnership,
Its:	sole member

By:	G REIT, Inc.,
a Maryland corporation,
Its:	General Partner

By: /s/ Scott D. Peters

Name:	Scott D. Peters

Title:	CEO

BUYER:
LEGACY PARTNERS REALTY FUND II, LLC,
a Delaware limited liability company

By:	Legacy Partners Investment Management Services, LLC
a Delaware limited liability company
Its:	Managing Member

By:	/s/ Rick Wada

Name:

Title:

[FINAL EXECUTION COPY]

3